EX-23
Consent of Independent Registered Public Accounting Firm

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3D (No. 333-130125) and Form S-8 (No. 333-159097) of Southside Bancshares, Inc. of our report dated March 5, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
March 5, 2010